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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan of ViroLogic, Inc. of our report dated February 4, 2000, except as to Notes 1 and 9 for which the date is April 17, 2000, with respect to the financial statements of ViroLogic, Inc. included in its Registration Statement on Form S-1 for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP

                                               Ernst & Young LLP

Palo Alto, California
August 4, 2000